Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000 FOR IMMEDIATE RELEASE Contacts: Investors – InvestorRelations@atlasair.com Media – CorpCommunications@atlasair.com

Atlas Air Worldwide

Reports Strong Third-Quarter Results

•	Quarterly Revenue Exceeded $1.0 Billion
•	Reported Net Income Increased to $119.5 Million
•	Adjusted EBITDA Grew to $280.5 Million
•	Adjusted Net Income Increased to $145.4 Million
•	Expect Record Fourth Quarter

PURCHASE, NY, November 3, 2021 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced strong third-quarter 2021 results, including net income of $119.5 million, or $3.91 per diluted share, compared with net income of $74.1 million, or $2.78 per diluted share, in the third quarter of 2020.

On an adjusted basis, EBITDA grew sharply to $280.5 million in the third quarter this year compared with $196.3 million in the third quarter of 2020. Adjusted net income in the third quarter of 2021 increased to $145.4 million, or $4.88 per diluted share, compared with $82.7 million, or $2.84 per diluted share, in the third quarter of 2020.

“We delivered outstanding financial and operating results in the third quarter. We flew over 90,000 block hours and generated quarterly revenue that exceeded $1.0 billion for the first time in our company’s history,” said Atlas Air Worldwide President and Chief Executive Officer John W. Dietrich.

“Our strategic focus on express, e-commerce and fast-growing global markets is driving robust demand for our services and producing strong financial performance. In a very challenging pandemic operating environment, our team pulled together to increase utilization of our aircraft, and safely serve our customers and the global supply chain.

“We recently announced long-term contract extensions for 20 aircraft with DHL Express as well as a new long-term ACMI agreement with FedEx. We have also extended or entered into other new long-term agreements with additional strategic customers. Collectively, these agreements demonstrate our ability to capitalize on market opportunities and deepen long-standing relationships with our customers.

“As we served the needs of our customers and their businesses, we were also extremely proud to support the U.S. government’s historic evacuation from Afghanistan. In total, we operated over 30 missions, transporting about 10,000 U.S. personnel as well as Afghan evacuees and their families from various locations into the United States.”

Mr. Dietrich added: “At Atlas, our people are our greatest asset, and we are pleased to have reached a new five-year joint collective bargaining agreement with our pilots. Under this agreement, all of our pilots will receive higher pay, quality of life improvements and enhanced benefits in line with our competitive landscape. We look forward to continuing to work collaboratively with our pilots and their new union leadership to build an even stronger company.

“We are operating in a very strong airfreight market, and we expect industry conditions to remain favorable for the foreseeable future. Global airfreight volumes continue to exceed pre-pandemic levels, while industry capacity, particularly on long-haul international routes, has not kept pace with demand. Supply chain bottlenecks, including the widely reported challenges at ocean ports worldwide, are driving increased modal shift to air as manufacturers, retailers and shippers strive to replenish very low inventory levels, especially ahead of the holiday shopping season. This current environment has also led to a structural acceleration of express growth and e-commerce adoption, which will drive both current and longer-term airfreight demand.”

He concluded: “We expect record revenue and adjusted earnings in the fourth quarter of 2021, with revenue of nearly $1.1 billion and adjusted EBITDA of about $325 million. We also anticipate adjusted net income to grow in excess of 20% compared with our prior fourth-quarter adjusted net income record of $143.2 million in 2020.*

“This outlook includes the impact of our new joint collective bargaining agreement and our proactive initiatives to help mitigate the higher costs of the new agreement. It also reflects the increased contribution of numerous new and extended long-term customer agreements, high levels of aircraft utilization driven by strong customer demand, and solid peak-season volumes and yields.”

Third-Quarter Results

Volumes in the third quarter of 2021 totaled 90,363 block hours compared with 90,528 in the third quarter of 2020, with revenue rising to a record $1.02 billion compared with $809.9 million in the prior-year quarter.

Higher Airline Operations revenue primarily reflected an increase in the average rate per block hour. The higher average rate per block hour was primarily due to an increased proportion of higher-yielding flying, including the impact of new and extended long-term contracts, the ongoing reduction of available cargo capacity in the market, the continued disruption of global supply chains due to the pandemic, as well as higher fuel costs. Block-hour volumes during the period were relatively unchanged as we reduced less profitable smaller gauge CMI service flying, while increasing utilization of our current fleet to meet strong customer demand. Block-hour volumes benefited from the operation of a 747-400 freighter we reactivated during the fourth quarter of 2020 as well as increased AMC passenger Charter flying related to Afghanistan evacuation efforts in 2021.

Higher Airline Operations segment contribution in the third quarter of 2021 was primarily driven by the positive factors benefiting segment revenue mentioned above as well as lower heavy maintenance expense. These improvements were partially offset by higher pilot costs related to our new joint collective bargaining agreement (JCBA).

In Dry Leasing, segment revenue in the third quarter of 2021 was relatively unchanged compared with the prior-year period. Higher segment contribution was primarily due to lower interest expense related to the scheduled repayment of debt.

Unallocated income and expenses, net, increased during the quarter, primarily due to $64.2 million in CARES Act grant income in 2020 (which was excluded from our adjusted results) and a $15.2 million increase related to adjustments to paid time-off benefits in our new JCBA in 2021.

Reported earnings in the third quarter of 2021 also included an effective income tax rate of 23.4%. On an adjusted basis, our results reflected an effective income tax rate of 22.3%.

Cash

At September 30, 2021, our cash, including cash equivalents and restricted cash, totaled $784.1 million compared with $856.3 million at December 31, 2020.

The change in position, which reflects significant pre-delivery payments for our new 747-8F aircraft, resulted from cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first nine months of 2021 primarily related to capital expenditures and payments for flight equipment and modifications, including pre-delivery payments for 747-8F aircraft, spare engines, GEnx engine overhauls and performance upgrade kits.

Net cash used for financing activities during the period primarily related to payments on debt obligations, partially offset by proceeds from debt issuance.

Nine-Month Results

Reported results for the nine months ended September 30, 2021 increased to net income of $316.6 million, or $10.52 per diluted share. Results compared with net income of $176.3 million, or $6.72 per diluted share, which included an unrealized loss on financial instruments of $73.4 million, for the nine months ended September 30, 2020.

On an adjusted basis, EBITDA grew to $705.6 million in the first nine months of 2021 compared with $564.5 million in the first nine months of 2020. For the nine months ended September 30, 2021, adjusted net income increased to $339.4 million, or $11.44 per diluted share, compared with $235.8 million, or $8.71 per diluted share, in the first nine months of 2020.

Fleet Management

As previously announced, we acquired three of our existing 747-400Fs between May and August 2021 that were formerly on lease to us. In October 2021, we acquired three additional 747-400Fs that were previously leased to us. We also reached agreement with lessors in May and June 2021 to purchase five of our other 747-400Fs at the end of their existing lease terms, which occur throughout 2022.

Acquiring these eleven aircraft underscores our confidence in the demand for widebody freighters and will provide strong returns for Atlas in the years ahead.

Labor

As previously disclosed, we reached a new five-year JCBA with our Atlas Air and Southern Air pilots in September 2021. This new agreement will provide our pilots with industry-competitive pay, quality of life improvements and enhanced benefits. The new pay rates became effective as of September 1, 2021. The company and the union are working collaboratively to implement all of the other terms of the JCBA in the coming months. The new JCBA also paves the way for us to complete the merger between Atlas Air and Southern Air, which we expect to occur during the fourth quarter.

Outlook*

We are very proud of our performance during the first nine months of 2021, and we are continuing to see strong business conditions in the fourth quarter. Subject to any material COVID-19 or other developments, we anticipate solid peak-season volumes and yields, reflecting strong global demand for our aircraft and services.

As a result, we expect the fourth quarter of 2021 to have the highest quarterly revenue and adjusted earnings in the company’s history, with revenue of nearly $1.1 billion and adjusted EBITDA of about $325 million from flying more than 90,000 block hours. In addition, we anticipate adjusted net income to grow in excess of 20% compared with our prior fourth-quarter adjusted net income record of $143.2 million in 2020.*

This outlook includes the impact of our new JCBA, as well as our proactive initiatives to help mitigate the higher costs from the new agreement. It also reflects the increased contribution of numerous new and extended long-term customer agreements, as well as our expectation of continued high levels of aircraft utilization.

We expect fourth-quarter results to continue to be impacted by ongoing pandemic-related expenses, including premium pay for employees flying into certain locations significantly impacted by COVID-19 and other operational costs for providing a safe working environment for our employees.

For the full year in 2021, we expect aircraft maintenance expense to total approximately $450 million, and depreciation and amortization to total about $280 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are projected to total approximately $90 to $100 million, mainly for parts and components for our fleet.

Other than with regard to revenue, we provide guidance only on an adjusted basis because we are unable to predict, with reasonable certainty and without unreasonable effort, the effects of future gains and losses on asset sales, special charges and other unanticipated items that could be material to our reported results.*

Conference Call

As previously announced, management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2021 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, November 3, 2021.

Interested parties may listen to the call live at Atlas Air Worldwide’s Investor site or at https://edge.media-server.com/mmc/p/gtuvu4m3.

For those unable to listen to the live call, a replay will be archived on our Investor site following the call. A replay will also be available through November 10 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 4879270#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted net income; Adjusted Diluted EPS; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Net income; Diluted EPS; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP, respectively.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted net income; and Adjusted Diluted EPS provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted net income.

•	Adjusted effective tax rate provides insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*Other than with regard to revenue, we provide guidance only on an adjusted basis and are unable to provide forward-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty and without unreasonable effort, the ultimate outcome of certain significant items, including future gains and losses on asset sales, special charges and other unanticipated items. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; our ability to coordinate with Amazon to accept newly converted aircraft; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and non-U.S. government trade and tax policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; the impact of COVID-19 vaccine mandates; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations and arbitration with our pilots’ union; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; border restrictions; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2021 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating Revenue	$1,016,100	$809,886	$2,867,832	$2,278,641

Operating Expenses
Salaries, wages and benefits	231,437	194,265	642,417	534,600
Aircraft fuel	216,638	118,113	594,458	309,673
Maintenance, materials and repairs	102,819	116,634	356,499	379,086
Depreciation and amortization	73,468	65,595	207,918	189,005
Navigation fees, landing fees and other rent	46,622	42,870	138,918	109,909
Passenger and ground handling services	40,268	36,266	121,837	98,355
Travel	42,966	37,731	120,585	114,749
Aircraft rent	15,485	24,239	53,928	72,522
Gain on disposal of aircraft	(810)	(163)	(794)	(6,878)
Special charge	-	547	-	16,481
Transaction-related expenses	168	490	486	2,286
Other	63,106	54,107	183,366	157,929
Total Operating Expenses	832,167	690,694	2,419,618	1,977,717

Operating Income	183,933	119,192	448,214	300,924

Non-operating Expenses (Income)
Interest income	(159)	(225)	(559)	(929)
Interest expense	27,173	28,524	81,345	86,749
Capitalized interest	(2,335)	(203)	(5,456)	(528)
Loss on early extinguishment of debt	-	7	-	81
Unrealized loss on financial instruments	-	43,604	113	73,351
Other (income) expense, net	3,136	(62,689)	(41,174)	(112,081)
Total Non-operating Expenses (Income)	27,815	9,018	34,269	46,643

Income before income taxes	156,118	110,174	413,945	254,281
Income tax expense	36,583	36,120	97,367	77,962

Net Income	$119,535	$74,054	$316,578	$176,319

Earnings per share:
Basic	$4.12	$2.83	$10.98	$6.76
Diluted	$3.91	$2.78	$10.52	$6.72

Weighted average shares:
Basic	29,023	26,135	28,844	26,077
Diluted	30,547	26,619	30,117	26,256

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$773,911	$845,589
Restricted cash	10,230	10,692
Accounts receivable, net of allowance of $3,739 and $1,233, respectively	283,362	265,521
Prepaid expenses, assets held for sale and other current assets	88,330	95,919
Total current assets	1,155,833	1,217,721
Property and Equipment
Flight equipment	5,435,345	5,061,387
Ground equipment	99,769	86,670
Less: accumulated depreciation	(1,290,928)	(1,147,613)
Flight equipment purchase deposits and modifications in progress	289,475	110,150
Property and equipment, net	4,533,661	4,110,594
Other Assets
Operating lease right-of-use assets	158,387	255,805
Deferred costs and other assets	350,759	374,242
Intangible assets, net and goodwill	66,303	70,826
Total Assets	$6,264,943	$6,029,188

Liabilities and Equity
Current Liabilities
Accounts payable	$92,708	$107,604
Accrued liabilities	591,208	583,160
Current portion of long-term debt and finance leases	703,650	298,690
Current portion of long-term operating leases	56,670	157,732
Total current liabilities	1,444,236	1,147,186
Other Liabilities
Long-term debt and finance leases	1,669,248	2,020,451
Long-term operating leases	191,604	318,850
Deferred taxes	297,472	203,586
Financial instruments and other liabilities	38,119	77,576
Total other liabilities	2,196,443	2,620,463
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 34,515,565 and 32,877,533 shares issued, 29,025,102 and 27,517,297 shares outstanding (net of treasury stock), as of September 30, 2021 and December 31, 2020, respectively	345	329
Additional paid-in-capital	926,853	873,874
Treasury stock, at cost; 5,490,463 and 5,360,236 shares, respectively	(225,327)	(217,889)
Accumulated other comprehensive loss	(1,314)	(1,904)
Retained earnings	1,923,707	1,607,129
Total stockholders’ equity	2,624,264	2,261,539
Total Liabilities and Equity	$6,264,943	$6,029,188

1 Balance sheet debt at September 30, 2021 totaled $2,372.9 million, including the impact of $36.4 million of unamortized discount and debt issuance costs of $22.2 million, compared with $2,319.1 million, including the impact of $50.6 million of unamortized discount and debt issuance costs of $29.3 million at December 31, 2020.

2 The face value of our debt at September 30, 2021 totaled $2,431.5 million, compared with $2,399.0 million on December 31, 2020.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Operating Activities:
Net Income	$316,578	$176,319

Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	265,231	240,826
Accretion of debt securities discount	-	(2)
Provision for (reversal of) expected credit losses	(377)	76
Loss on early extinguishment of debt	-	81
Special charge, net of cash payments	-	16,481
Unrealized loss on financial instruments	113	73,351
Gain on disposal of aircraft	(794)	(6,878)
Deferred taxes	96,053	75,331
Stock-based compensation	10,653	15,816
Changes in:
Accounts receivable	(15,785)	23,072
Prepaid expenses, current assets and other assets	(43,297)	(39,823)
Accounts payable, accrued liabilities and other liabilities	(19,442)	208,058
Net cash provided by operating activities	608,933	782,708
Investing Activities:
Capital expenditures	(64,132)	(45,134)
Purchase deposits and payments for flight equipment and modifications	(346,028)	(102,777)
Investment in joint ventures	(2,424)	-
Proceeds from investments	-	881
Proceeds from disposal of aircraft	9,470	45,660
Net cash used for investing activities	(403,114)	(101,370)
Financing Activities:
Proceeds from debt issuance	23,948	401,419
Payment of debt issuance costs	(1,274)	(5,172)
Payments of debt and finance lease obligations	(271,078)	(353,795)
Proceeds from revolving credit facility	-	75,000
Payment of revolving credit facility	-	(175,000)
Customer maintenance reserves and deposits received	13,491	10,465
Customer maintenance reserves paid	(35,608)	(14,437)
Treasury shares withheld for payment of taxes	(7,438)	(3,915)
Net cash used for financing activities	(277,959)	(65,435)
Net increase (decrease) in cash, cash equivalents and restricted cash	(72,140)	615,903
Cash, cash equivalents and restricted cash at the beginning of period	856,281	113,430
Cash, cash equivalents and restricted cash at the end of period	$784,141	$729,333

Noncash Investing and Financing Activities:

Acquisition of property and equipment included in Accounts payable and accrued liabilities	$16,802	$11,357
Acquisition of property and equipment acquired under operating leases	$9,661	$2,486
Acquisition of flight equipment under finance leases	$191,913	$17,035
Customer maintenance reserves settled with sale of aircraft	$-	$6,497
Issuance of shares related to settlement of warrant liability	$31,582	$-

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating Revenue:
Airline Operations	$980,714	$773,591	$2,762,815	$2,169,462
Dry Leasing	40,926	40,740	121,694	123,572
Customer incentive asset amortization	(11,332)	(9,858)	(33,256)	(28,414)
Other	5,792	5,413	16,579	14,021
Total Operating Revenue	$1,016,100	$809,886	$2,867,832	$2,278,641

Direct Contribution:
Airline Operations	$265,260	$179,441	$666,203	$482,995
Dry Leasing	10,435	9,627	31,765	30,046
Total Direct Contribution for Reportable Segments	275,695	189,068	697,968	513,041

Unallocated income and (expenses), net	(120,219)	(34,409)	(284,218)	(173,439)
Loss on early extinguishment of debt	-	(7)	-	(81)
Unrealized loss on financial instruments	-	(43,604)	(113)	(73,351)
Special charge	-	(547)	-	(16,481)
Transaction-related expenses	(168)	(490)	(486)	(2,286)
Gain on disposal of aircraft	810	163	794	6,878
Income before income taxes	156,118	110,174	413,945	254,281

Add back (subtract):
Interest income	(159)	(225)	(559)	(929)
Interest expense	27,173	28,524	81,345	86,749
Capitalized interest	(2,335)	(203)	(5,456)	(528)
Loss on early extinguishment of debt	-	7	-	81
Unrealized loss on financial instruments	-	43,604	113	73,351
Other (income) expense, net	3,136	(62,689)	(41,174)	(112,081)
Operating Income	$183,933	$119,192	$448,214	$300,924

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: Airline Operations and Dry Leasing.

Direct Contribution consists of income (loss) before taxes, excluding loss on early extinguishment of debt, unrealized loss on financial instruments, special charge, transaction-related expenses, loss (gain) on disposal of aircraft, nonrecurring items, and unallocated expenses and (income), net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated expenses and (income), net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue, other nonoperating costs and CARES Act grant income.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2021	September 30, 2020	Percent Change
Net Income	$119,535	$74,054	61.4%
Impact from:
CARES Act grant income[1]	-	(64,211)
Customer incentive asset amortization	11,332	9,858
Adjustments to JCBA paid time-off benefits[2]	15,150	-
Special charge	-	547
Noncash expenses and income, net[3]	4,821	4,527
Unrealized loss on financial instruments	-	43,604
Other, net[4]	(204)	2,638
Income tax effect of reconciling items	(5,189)	11,731
Adjusted Net Income	$145,445	$82,748	75.8%

Weighted average diluted shares outstanding	30,547	26,619
Add: dilutive warrant	-	2,478
effect of convertible notes hedges[5]	(717)	-
Adjusted weighted average diluted shares outstanding	29,830	29,097

Adjusted Diluted EPS	$4.88	$2.84	71.8%

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	Percent Change
Net Income	$316,578	$176,319	79.5%
Impact from:
CARES Act grant income[1]	(40,944)	(84,378)
Customer incentive asset amortization	33,256	28,414
Adjustments to JCBA paid time-off benefits[2]	15,150	-
Special charge	-	16,481
Noncash expenses and income, net[3]	14,239	13,372
Unrealized loss on financial instruments	113	73,351
Other, net[6]	821	2,088
Income tax effect of reconciling items	222	10,170
Adjusted Net Income	$339,435	$235,817	43.9%

Weighted average diluted shares outstanding	30,117	26,256
Add: dilutive warrant	-	826
effect of convertible notes hedges[5]	(442)	-
Adjusted weighted average diluted shares outstanding	29,675	27,082

Adjusted Diluted EPS	$11.44	$8.71	31.3%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2021	September 30, 2020	Percent Change
Income before taxes	$156,118	$110,174	41.7%
Impact from:
CARES Act grant income[1]	-	(64,211)
Customer incentive asset amortization	11,332	9,858
Adjustments to JCBA paid time-off benefits[2]	15,150	-
Special charge	-	547
Noncash expenses and income, net[3]	4,821	4,527
Unrealized loss on financial instruments	-	43,604
Other, net[4]	(204)	2,638
Adjusted income before income taxes	187,217	107,137	74.7%
Interest (income) expense, net	19,858	23,569
Other (income) expense, net	3,136	1,522
Adjusted operating income	$210,211	$132,228	59.0%

Income tax expense	$36,583	$36,120
Income tax effect of reconciling items	(5,189)	11,731
Adjusted income tax expense	41,772	24,389
Adjusted income before income taxes	$187,217	$107,137
Effective tax expense rate	23.4%	32.8%
Adjusted effective tax expense rate	22.3%	22.8%

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	Percent Change
Income before taxes	$413,945	$254,281	62.8%
Impact from:
CARES Act grant income[1]	(40,944)	(84,378)
Customer incentive asset amortization	33,256	28,414
Adjustments to JCBA paid time-off benefits[2]	15,150	-
Special charge	-	16,481
Noncash expenses and income, net[3]	14,239	13,372
Unrealized loss on financial instruments	113	73,351
Other, net[6]	821	2,088
Adjusted income before income taxes	436,580	303,609	43.8%
Interest (income) expense, net	61,091	71,922
Other (income) expense, net	(230)	(27,703)
Adjusted operating income	$497,441	$347,828	43.0%

Income tax expense	$97,367	$77,962
Income tax effect of reconciling items	222	10,170
Adjusted income tax expense	97,145	67,792
Adjusted income before income taxes	$436,580	$303,609
Effective tax expense rate	23.5%	30.7%
Adjusted effective tax expense rate	22.3%	22.3%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2021	September 30, 2020	Percent Change
Net Income	$119,535	$74,054	61.4%
Interest expense, net	24,679	28,096
Depreciation and amortization	73,468	65,595
Income tax expense	36,583	36,120
EBITDA	254,265	203,865
CARES Act grant income[1]	-	(64,211)
Customer incentive asset amortization	11,332	9,858
Adjustments to JCBA paid time-off benefits[2]	15,150	-
Special charge	-	547
Unrealized loss on financial instruments	-	43,604
Other, net[4]	(204)	2,638
Adjusted EBITDA	$280,543	$196,301	42.9%

	For the Nine Months Ended
	September 30, 2021	September 30, 2020	Percent Change
Net Income	$316,578	$176,319	79.5%
Interest expense, net	75,330	85,292
Depreciation and amortization	207,918	189,005
Income tax expense	97,367	77,962
EBITDA	697,193	528,578
CARES Act grant income[1]	(40,944)	(84,378)
Customer incentive asset amortization	33,256	28,414
Adjustments to JCBA paid time-off benefits[2]	15,150	-
Special charge	-	16,481
Unrealized loss on financial instruments	113	73,351
Other, net[6]	821	2,088
Adjusted EBITDA	$705,589	$564,534	25.0%

1 CARES Act grant income in 2021 and 2020 related to income associated with the Payroll Support Program.

2 Adjustments to JCBA paid time-off benefits in 2021 are related to our new JCBA.

3 Noncash expenses and income, net in 2021 and 2020 primarily related to amortization of debt discount on the convertible notes.

4 Other, net in 2021 primarily related to gain on the sale of aircraft partially offset by leadership transition costs. Other, net in 2020 primarily related to leadership transition costs and costs associated with our acquisition of Southern Air.

5 Represents the economic benefit from our convertible notes hedges in offsetting dilution from our convertible notes as we concluded in no event would economic dilution result from conversion of each of the convertible notes when our stock price is below the exercise price of the respective convertible note warrants.

6 Other, net in 2021 primarily related to leadership transition costs and costs associated with our acquisition of Southern Air, partially offset by a gain on the sale of aircraft. Other, net in 2020 primarily related to leadership transition costs, costs associated with the Payroll Support Program and our acquisition of Southern Air, partially offset by a $6.9 million net gain on the sale of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2021	September 30, 2020
Net Cash Provided by Operating Activities	$265,827	$222,318
Less:
Capital expenditures	20,773	20,039
Capitalized interest	2,335	203
Free Cash Flow[1]	$242,719	$202,076

	For the Nine Months Ended
	September 30, 2021	September 30, 2020
Net Cash Provided by Operating Activities	$608,933	$782,708
Less:
Capital expenditures	64,132	45,134
Capitalized interest	5,456	528
Free Cash Flow[1]	$539,345	$737,046

1 Free Cash Flow = Net Cash from Operations minus Core Capital Expenditures and Capitalized Interest.

Core Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2021	September 30, 2020	Increase/ (Decrease)	September 30, 2021	September 30, 2020	Increase/ (Decrease)
Block Hours
Airline Operations	89,624	88,973	651	268,770	245,133	23,637
Cargo	84,512	84,435	77	255,296	232,681	22,615
Passenger	5,112	4,538	574	13,474	12,452	1,022
Other	739	1,555	(816)	3,306	3,609	(303)
Total Block Hours	90,363	90,528	(165)	272,076	248,742	23,334

Revenue Per Block Hour
Airline Operations	$10,943	$8,695	$2,248	$10,279	$8,850	$1,429
Cargo	$10,383	$8,211	$2,172	$9,809	$8,355	$1,454
Passenger	$20,187	$17,687	$2,500	$19,187	$18,107	$1,080

Average Utilization (block hours per day)
Airline Operations
Cargo	10.7	9.8	0.9	10.5	8.9	1.6
Passenger	5.6	4.6	1.0	4.9	4.2	0.7
All Operating Aircraft[1]	10.2	9.4	0.8	10.1	8.6	1.5

Fuel
Charter
Average fuel cost per gallon	$2.06	$1.35	$0.71	$1.90	$1.42	$0.48
Fuel gallons consumed (000s)	105,258	87,460	17,798	312,662	217,507	95,155

1 Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2021	September 30, 2020	Increase/ (Decrease)	September 30, 2021	September 30, 2020	Increase/ (Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
Airline Operations[1]
747-8F Cargo	10.0	10.0	-	10.0	9.9	0.1
747-400 Cargo	34.6	32.9	1.7	34.3	32.2	2.1
747-400 Dreamlifter	0.6	2.7	(2.1)	1.0	2.7	(1.7)
747-400 Passenger	5.1	5.0	0.1	5.0	5.0	-
777-200 Cargo	9.0	9.0	-	9.0	8.5	0.5
767-300 Cargo	24.0	24.0	-	24.0	24.0	-
767-300 Passenger	4.9	4.8	0.1	4.9	4.8	0.1
767-200 Cargo	-	9.0	(9.0)	2.7	9.0	(6.3)
767-200 Passenger	-	1.0	(1.0)	0.2	1.0	(0.8)
737-800 Cargo	8.0	5.5	2.5	8.0	5.2	2.8
737-400 Cargo	-	0.8	(0.8)	-	3.5	(3.5)
Total	96.2	104.7	(8.5)	99.1	105.8	(6.7)
Dry Leasing
777-200 Cargo	7.0	7.0	-	7.0	7.0	-
767-300 Cargo	21.0	21.0	-	21.0	21.0	-
757-200 Cargo	-	-	-	-	0.2	(0.2)
737-300 Cargo	1.0	1.0	-	1.0	1.0	-
737-800 Passenger	-	-	-	-	0.2	(0.2)
Total	29.0	29.0	-	29.0	29.4	(0.4)
Less: Aircraft Dry Leased to CMI customers	(21.0)	(21.0)	-	(21.0)	(21.0)	-
Total Operating Average Aircraft Equivalents	104.2	112.7	(8.5)	107.1	114.2	(7.1)

Out-of-Service[2]	-	1.0	(1.0)	-	2.7	(2.7)

1 Airline Operations average fleet excludes spare aircraft provided by CMI customers.

2 Out-of-service includes aircraft that are temporarily parked.